77Q1e

Management Agreement between of American Century Variable Portfolios, Inc.
and American Century Investment Management, Inc., effective as of
April 11, 2011 (filed electronically as Exhibit (d)(2) to
Post-Effective Amendment No. 53 to the Registration Statement
of the Registrant on April 11, 2011, File No. 33-14567
and incorporated herein by reference).